Lyle B. Stewart, P.C.
                            3751 South Quebec Street
                             Denver, Colorado 80237
                             Telephone: 303-267-0920
                                Fax: 303-267-0922



United States Securities and Exchange Commission                January 3, 2000
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20459

Re:  The Quizno's Corporation
     Form S-3, File Number 333-38691

Dear Madams and Sirs:

On behalf of my client, The Quizno's Corporation.(the "Corporation"), and pursuant to Rule 101(a)(2)(i) under Regulation S-T promulgated by the U.S. Securities and Exchange Commission (the "Commission"), we are filing herewith Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 referenced above. This Post-Effective Amendment is being filed pursuant to the undertaking of the Registrant contained in the section in Part II of the Registration Statement entitled "Undertakings," to remove 20,000 unsold shares from registration with the Commission.

If you have any questions with respect to this filing or if comments are to be made regarding the enclosed material, please contact the undersigned at the telephone number above.

                                        Very truly yours,
                                        /s/ Lyle B. Stewart

As filed with the U. S. Securities and Exchange Commission on January __, 2000 Registration No. 333-38691



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            THE QUIZNO'S CORPORATION
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   84-1169286
                      (I.R.S. Employer Identification No.)


                              1415 LARIMER STREET,
                             DENVER, COLORADO 80202
                                 (303) 291-0999
               (Address, including Zip Code, and Telephone Number,
      including Area Code, of the Registrant's Principal Executive Offices)

                             PATRICK E. MEYERS, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                            THE QUIZNO'S CORPORATION
                               1415 LARIMER STREET
                             DENVER, COLORADO 80202
                                 (303) 291-0999

           (Name, Address and Telephone Number, of Agent for Service)

                                 WITH A COPY TO:
                              LYLE B. STEWART, ESQ.
                              LYLE B. STEWART, P.C.
                              3751 S. QUEBEC STREET
                             DENVER, COLORADO 80237
                                 (303) 267-0920

                          DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-3 (Reg. No. 333-38691), was originally filed with the U. S. Securities and Exchange Commission (the "Commission") on October 24, 1997 by the Registrant (the "Registration Statement"), and, as amended, was declared effective on January 9, 1998. The offering of securities by certain selling shareholders named in the Registration Statement has been terminated.

The total number of shares of the Registrant's common stock registered under the Registration Statement was 100,000. The total number of shares of common stock sold pursuant to the Registration Statement was 80,000, with 20,000 registered shares of common stock remaining unsold at the termination of the offering.

Pursuant to the undertaking of the Registrant contained in the section in Part II of the Registration Statement entitled "Undertakings," the Registrant hereby requests that the 20,000 unsold shares be removed from registration by means of this Post-Effective Amendment No. 1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on January 3, 2000.


                            THE QUIZNO'S CORPORATION

                             BY /S/PATRICK E. MEYERS
                                 Patrick E. Meyers, Vice President and
                                 General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                         TITLE                           DATE

_________*___________        President, Chief Executive          January 3, 2000
Richard E. Schaden           Officer and Director
                             (Principal Executive Officer)

_________*___________        Chief Financial Officer and         January 3, 2000
John L. Gallivan             Treasurer (Principal Financial
                             and Accounting Officer)

_________*___________        Vice President, Secretary           January 3, 2000
Richard F. Schaden           and Director

_________*___________        Director
Brad A. Griffin

_________*___________        Director                            January 3, 2000
Mark L. Bromberg

_________*___________        Director                            January 3, 2000
J. Eric Lawrence

_________*___________        Director                            January 3, 2000
Frederick H. Schaden


* Patrick E. Meyers, by signing his name hereto, does sign this document on behalf of himself and each of Messrs Richard E. Schaden, Richard F. Schaden, John L Gallivan, Mark L. Bromberg, J. Eric Lawrence, and Frederick H. Schaden in the capacities indicated immediately above pursuant to powers of attorney duly executed by each such person and filed with the U. S. Securities and Exchange Commission previously.

                                       /s/ PATRICK E. MEYERS
                                          Patrick E. Meyers
                                          Attorney-in-Fact